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                                                                    EXHIBIT 99.2

To the Board of Directors
Of Momo S.p.A.

We have audited the accompanying combined and consolidated balance sheet of the Momo group as of 30 June 1997 and the related combined and consolidated income statement, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the management of Momo, S.p.A. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Momo Group as of 30 June 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles as defined in the United States.

/s/ KPMG Peat Marwick
KPMG Peat Marwick
Milan, 25 July 1997